PAGE 1                                                                   EX-7.1




                 CERTIFICATEHOLDERS' DISTRIBUTION DATE STATEMENT
                   FOR THE NOVEMBER 25, 1997 DISTRIBUTION DATE


                       CSXT Trade Receivables Master Trust
               5.05% Trade Receivables Participation Certificates,
                                  Series 1993-1






























PAGE 2
                             CSXT TRADE RECEIVABLES MASTER TRUST
                             -----------------------------------
                             Monthly Distribution Date Statement
                                        Series 1993-1
                             CSX Transportation, Inc. (Servicer)

Initial Pool Balance                                                542,490,000
Initial Invested Amount                                             200,000,000
Required Net Series Pool Balance                                    239,993,384
Original Investor Allocation Percentage                                  44.24%
Certificate Rate                                                          5.05%
Servicing Fee  (Per Annum)                                                0.25%
Original Required Available Subordinated Amount                      36,658,384
Purchaser Adjusted Invested Amount  (PAIA)                          130,000,000

================================================================================
MONTHLY ACTIVITY
----------------

Total Pool Collections                                              396,533,000
Total New Receivables Sold To Trust  (New Invoices)                 392,983,000
Dilutions                                                             7,293,000
Defaulted Receivables  (91 days +)                                    2,956,000
Total Pool Recoveries                                                         0
Investment Proceeds for Due Period                                            0
Interline Payables                                                  163,155,000
Overconcentration Amount                                                      0
Receivables Not Eligible                                                      0
Miscellaneous Payments  (Adjustment Payments +
    Transfer Deposit Amounts)                                                 0
Monitored Receivables                                                53,232,000
Additions to Monitored Receivables                                   12,675,000
Collections of Monitored Receivables                                  7,229,000
Total Charged-Off Receivables                                            88,000
Purchaser Adjusted Invested Amount                                  125,000,000
Reassigned Receivables                                                        0

================================================================================


MONTHLY PAYMENT RATE, YIELD RESERVE AND FEE RESERVE CALCULATION
---------------------------------------------------------------

Series 1993-1 Certificate Rate                                            5.05%
Servicing Fee                                                             0.25%
Average Days Sales Outstanding                                            51.5
Monthly Payment Rate                                                     58.30%
Yield Reserve                                                         3,000,000
Fee Reserve                                                             142,947

INPUTS FROM PREVIOUS SERVICER REPORT
------------------------------------

Ending Pool Balance                                                 680,200,000
Interline Payables                                                  166,707,000
Outstanding Balance                                                 513,493,000
Ending Net Receivables Pool Balance                                 454,093,000
Ending Series 1993-1 Invested Amount                                200,000,000
Ending Series 1993-1 Available Subordinated Amount                   49,190,132
Ending Deferred Monthly Servicing Fee                                         0
Ending Interest Shortfall + Additional Interest                               0
Unallocated Collections                                                       0
Principal Funding Account Balance                                             0
Ending Purchaser Adjusted Invested Amount  (PAIA)                   125,000,000
Ending Series Adjusted Invested Amount                              249,190,132

Yield Reserve                                                         3,000,000
Fee Reserve                                                             111,660

Accumulation Period  (Y = 1; N = 2)                                           2
Early Amortization Period  (Y = 1; N = 2)                                     2

================================================================================
DELINQUENCY DATA  (As of 10/31/97)
----------------------------------
                                                       %           Dollar Amount
                                             -----------------------------------
1-30 Days From Invoice                               94.69%         633,748,000
31-60 Days From Invoice                               4.16%          27,867,000
61-90 Days From Invoice                               0.70%           4,698,000
91-120 Days From Invoice                              0.19%           1,258,000
121-150 Days From Invoice                             0.16%           1,049,000
151-180 Days From Invoice                             0.08%             558,000
181-210 Days From Invoice                             0.03%             165,000
211-240 Days From Invoice                             0.02%             151,000
Greater Than 240 Days From Invoice                   -0.03%            (225,000)
                                             -----------------------------------
    Total                                           100.00%         669,269,000
                                             -----------------------------------

================================================================================
CERTIFICATE REPORTING DATES
---------------------------

Determination Date                                                    17-Nov-97
Distribution Date                                                     25-Nov-97
Due Period                                                               Oct-97
Series 1993-1 Period Number                                                  49
Last Day of Preceding Due Period                                      31-Oct-97

ALLOCATION PERCENTAGES
----------------------

Beginning Invested Amount                                           200,000,000
Series Adjusted Invested Amount  (SAIA)                             249,190,132
Purchaser Adjusted Invested Amount  (PAIA)                          125,000,000
Trust Adjusted Invested Amount  (TAIA)                              374,190,132

Series Allocation Percentage  (SAIA / TAIA)                              66.59%
Investor Allocation Percentage                                           83.43%
Investor Ownership Percentage                                            29.40%
Seller Ownership Percentage                                              70.60%

================================================================================
COLLECTIONS
-----------

Total Pool Collections                                              396,533,000
Pool Recoveries                                                               0
Total Available Collections                                         396,533,000

Series Allocable Collections
    (SAP * Total Available Collections)                             264,069,258
Series Allocable Miscellaneous Payments                                       0
Available Investor Collections                                      220,320,477
Monthly Interest Due                                                    841,667
Monthly Interest Paid                                                   841,667
Remaining Available Collections                                     219,478,811
Beginning Interest Shortfall + Additional
    Interest Due                                                              0
Beginning Interest Shortfall + Additional
    Interest Paid                                                             0
Remaining Available Collections                                     219,478,811
Ending Unpaid Interest Shortfall                                              0

Certificateholders' Monthly Servicing Fee                                62,414
Withdrawal                                                               62,414
Remaining Available Collections                                     219,416,397

Beginning Deferred Monthly Servicing Fee                                      0
Withdrawal                                                                    0
Remaining Available Collections  ("Monthly Principal")              219,416,397
Ending Deferred Monthly Servicing Fee                                         0

Charged-Off Amount                                                       88,000
Investor Allocable Charged-Off Amount                                    25,875
Withdrawal                                                               25,875
Remaining Available Collections                                     219,390,522
Investor Charge-Off Shortfall                                                 0

Deficiency Amount                                                             0
Available Subordination Draw Amount                                           0
Remaining Investor Charge-Off Shortfall                                       0

POOL BALANCE
------------

Beginning Pool Balance                                              680,200,000
Collections                                                        (396,533,000)
New Receivables                                                     392,983,000
Dilutions                                                            (7,293,000)
Charged-Off Receivables                                                 (88,000)
Ending Pool Balance                                                 669,269,000
Interline Payables                                                 (163,155,000)
Ending Outstanding Balance                                          506,114,000
Ending Net Receivables Pool Balance                                 449,926,000
Ending Net Series Pool Balance                                      299,626,072

================================================================================
REQUIRED NET SERIES POOL BALANCE
--------------------------------

Subordination Percentage (Current Due Period)                            19.72%

Beginning Available Subordinated Amount                              49,190,132
Required Subordination Draw Amount                                            0
Invested Amount                                                     200,000,000
Ending Available Subordinated Amount                                 49,128,052
Yield Reserve                                                         3,000,000
Fee Reserve                                                             142,947
Initial Invested Amount - Invested Amount                                     0
Required Net Series Pool Balance                                    252,270,999

================================================================================
NEW ALLOCATION PERCENTAGES
--------------------------

Ending Invested Amount                                              200,000,000
Ending Series Adjusted Invested Amount  (SAIA)                      249,128,052

Ending Purchaser Adjusted Invested Amount  (PAIA)                   125,000,000
Ending Trust Adjusted Invested Amount  (TAIA)                       374,128,052

Ending Series Allocation Percentage  (SAIA / TAIA)                       66.59%
Ending Investor Allocation Percentage                                    84.20%
Ending Investor Ownership Percentage                                     29.88%
Ending Seller Ownership Percentage                                       70.12%

================================================================================
CURRENT DUE PERIOD DILUTION AND MONITORED RECEIVABLES PERCENTAGES
-----------------------------------------------------------------

  A.Dilution Percentage                                                   1.09%
  B.Monitored Receivables (As a Percentage of Pool Balance)
        Additions to Monitored Receivables                                1.89%
        Collections of Monitored Receivables                              1.08%
                                                                          -----
        Net Additions/Reductions to Monitored Receivables                 0.81%

INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
----------------------------------------------

Beginning Investor Charge-Offs                                                0
Beginning Investor Charge-Offs per $1,000 Certificate                      0.00
Additional Investor Charge-Offs                                               0
Additional Investor Charge-Offs per $1,000 Certificate                     0.00

Reimbursements:
    Reinstatement of Investor Certificates                                    0
    Reinstatement of Investor Certificates per
        $1,000 Certificate                                                 0.00
Ending Investor Charge-Offs                                                   0
Ending Investor Charge-Offs per $1,000 Certificate                         0.00

================================================================================

AMORTIZATION EVENTS
-------------------
(Yes = 1;  No = 2)                                                          Y/N
                                                                            ---

  1.Breach of material covenant or agreement pursuant to
    the Pooling and Servicing Agreement uncured for 30 days                   2
  2.Breach of representation or warranty not corrected for
    30 days                                                                   2
  3.Bankruptcy, insolvency or receivership of Seller or CSXT                  2
  4.Trust is deemed an "Investment Company"                                   2
  5.CSXT fails to convey Receivables to Seller and Servicer
    fails to make deposit to Retained Collection Account                      2
  6.Required Net Series Pool Balance exceeds Net Series Pool
    Balance                                                                   2
  7.Any Series 1993-1 Servicer Default                                        2
  8.Termination Notice delivered to Servicer                                  2
  9.Invested Amount of Series not paid in full on Expected
    Final Payment Date                                                        2
 10.Average Monthly Payment Rate for the three preceding Due
    Periods is less than 25%                                                  2

================================================================================

AGGREGATE INVESTOR ALLOCABLE CHARGED-OFF AMOUNT
-----------------------------------------------

Investor Allocable Charged-Off Amount                                    25,875
Investor Recoveries                                                           0
Aggregate Investor Allocable Charged-Off Amount                          25,875
Aggregate Investor Allocable Charged-Off Amount as a
    Percentage of Ending Series Invested Amount                           0.01%
Loss Reserve                                                         26,000,000

SUBORDINATION PERCENTAGE (CURRENT DUE PERIOD)
---------------------------------------------

Calculation of Subordination Percentage

  A.Subordination Percentage Floor                                       13.00%

  B.I.  Dilutions
        (a) Dilution Ratio -Greatest 2-month rolling average
        for prior 12 due periods                                          1.17%
        (b) Dilution Percentage- (5 * B.I.(a))                            5.83%

    II. Delinquencies
        (a)  Delinquency Ratio - Greatest 3-month rolling
              average for prior 12 Due Periods                            0.05%
        (b)  Delinquency Percentage  (7.5 * B.II.(a))                     0.39%

    III.Monitored Receivables
        (a)  Monitored Receivables Ratio - Greatest 3-month
        rolling average for prior 12 Due Periods                          1.58%
        (b)  Monitored Receivables Percentage
              (7.5 * B.III.(a))                                          11.87%

    IV. Loss Percentage  (B.II. + B.III.)                                12.26%

    V.  Sum of Dilution and Loss Percentages (B.I. + B.IV.)              18.08%

  C.1.  Alternate Dilutions
        (a)  Dilution Ratio - Greatest 2-month rolling
              average for prior 12 Due Periods                            1.17%
        (b)  Alternate Dilution Percentage  (4 * C.I.(a))                 4.66%

    II. Alternate Delinquencies
        (a)  Alternate Delinquency Percentage                             0.26%

    III.Alternate Monitored Receivables
        (a)  Alternate Monitored Receivables Percentage                  14.80%

    IV. Alternate Loss Percentage  (C.II. + C. III.)                     15.06%

    V.  Sum of Alternate Dilution and Alternate Loss
        Percentages                                                      19.72%

  D.Subordination Percentage  (Greatest of A.,
    B.V., or C.V.)                                                       19.72%

POOL FACTOR
-----------

Beginning Invested Amount                                           200,000,000
Ending Invested Amount                                              200,000,000
Pool Factor                                                           1.0000000

================================================================================

ALLOCATION OF COLLECTIONS TO PRINCIPAL
--------------------------------------

Total Collections                                                   396,533,000

Available Investor Collections                                      219,390,522
Monthly Principal                                                             0
Available Principal Collections                                     219,390,522


  I.Revolving Period:
    Unallocated Collections                                                   0
    Amounts Paid to Seller  (Seller's Interest)                     219,390,522

 II.Accumulation Period / Early Amortization Period:
    Controlled Accumulation Amount                                            0
    Controlled Deposit Amount                                                 0
    Monthly Principal Deposited into Principal Funding
        Account                                                               0
    Excess Collections                                                        0
    Excess Collections Paid To Seller                                         0
    Beginning Principal Funding Account Balance                               0
    Deposits to Principal Funding Account                                     0
    Ending Principal Funding Account Balance                                  0

================================================================================

DISTRIBUTION TO CERTIFICATEHOLDERS
----------------------------------

Total Amount Distributed                                             841,666.67
Total Amount Allocable to Interest                                   841,666.67
Total Amount Allocable to Interest per
    $1,000 of Certificates                                                 4.21
Total Amount Allocable to Principal                                        0.00
Total Amount Allocable to Principal per
    $1,000 of Certificates                                                 0.00
Pool Factor                                                           1.0000000

SERIES 1993-1 INVESTED AMOUNT
-----------------------------

Beginning Invested Amount                                           200,000,000
Additional Investor Charge-Offs                                               0
Reimbursement of Investor Charge-Offs                                         0
Unallocated Collections                                                       0

Invested Amount Before Principal Amortization                       200,000,000


Principal on Deposit in Principal Funding Account                             0
Ending Invested Amount                                              200,000,000



Amount to be deposited with Trustee in respect of
Monthly Interest due on next Distribution Date                          841,667



================================================================================



I hereby certify that this Monthly Servicer Report has been prepared in accordance with the Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented,and is correct to the best of my knowledge.

                                                            /s/ JAMES FEESER
                                                            ----------------
                                                            James Feeser
                                                            Assistant Controller


















PAGE 10
                       CSXT TRADE RECEIVABLES MASTER TRUST
                       -----------------------------------

                 Certificateholders' Distribution Date Statement
                                  Series 1993-1
                       CSX Transportation, Inc. (Servicer)

     Pursuant to Section 5.02(a) of the Series 1993-1 Supplement dated as of October 28, 1993, to the Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented (the "Pooling and Servicing Agreement"), by and between CSX Trade Receivables Corporation, as Seller, (the "Seller"), CSX Transportation, Inc., as Servicer (the "Servicer" or "CSXT") and Chemical Bank, as Trustee (the "Trustee"), the Servicer is required to prepare and report certain information each month regarding distributions to Certificateholders and the performance of the CSXT Trade Receivables Master Trust (the "Trust") during the preceding Due Period. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented on an aggregate basis. Capitalized terms used but not otherwise defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.
Distribution Date:  November 25, 1997

Due Period: October 1, 1997 thru October 31, 1997

POOL COLLECTIONS
----------------

    Aggregate amount of Collections                              396,533,000.00

    Pool Balance as of the last day of the
        preceding Due Period                                     669,269,000.00

ALLOCATION PERCENTAGES
----------------------

    Series 1993-1 Allocation Percentage                                   66.59%

    Investor Allocation Percentage                                        83.43%

    Investor Ownership Percentage                                         29.40%

DISTRIBUTION TO CERTIFICATEHOLDERS
----------------------------------

Total amount distributed to Certificateholders                       841,666.67

Total amount distributed to Certificateholders
    allocable to Interest                                            841,666.67
Total amount distributed allocable to Interest
    per $1,000 of Certificates                                             4.21

Total amount distributed to Certificateholders
    allocable to Principal                                                 0.00
Total amount distributed allocable to Principal
    per $1,000 of Certificates                                             0.00

Pool Factor                                                           1.0000000

PAGE 11


CERTIFICATE INVESTED AMOUNTS
----------------------------

Series 1993-1 Invested Amount
Amounts on deposit in the Principal Funding Account                        0.00

Outstanding balance of the Series 1993-1 Certificates
(after giving effect to all distributions to occur
on the Distribution Date).                                       200,000,000.00

INVESTOR ALLOCABLE CHARGED-OFF AMOUNT
-------------------------------------

Investor Allocable Charged-Off Amount for the Due
   Period                                                             25,875.00


SUBORDINATION PERCENTAGE
------------------------

Subordination Percentage for the Current Due Period                       19.72%

Ending Available Subordinated Amount                              49,128,052.00

INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
----------------------------------------------

Beginning Investor Charge-Offs                                             0.00
Beginning Investor Charge-Offs per $1,000 Certificate                      0.00

Additional Investor Charge-Offs                                            0.00
Additional Investor Charge-Offs per $1,000 Certificate                     0.00

Reimbursements:
Reinstatement of Investor Certificates                                     0.00
Reinstatement of Investor Certificates per $1,000
    Certificate                                                            0.00

Ending Investor Charge-Offs                                                0.00
Ending Investor Charge-Offs per $1,000 Certificate                         0.00


POOL BALANCES
-------------

Pool Balance as of the last day of the preceding Due Period      669,269,000.00

Ending Net Receivables Pool Balance                              449,926,000.00

Ending Net Series Pool Balance                                   299,626,072.00